Exhibit 10.1

FOURTH AMENDMENT

          FOURTH AMENDMENT, dated as of May 1, 2003(this “Fourth Amendment”), to the Revolving Credit Agreement, dated as of October 7, 1998 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

          WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

          WHEREAS, the Borrower has requested and, upon this Amendment becoming effective, the Majority Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Fourth Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          1.     Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

          2.     Amendment to Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definition in its appropriate alphabetical order:

““Insight Midwest Holdings”: Insight Midwest Holdings, LLC, a limited liability company formed under the laws of Delaware.”

          3.     Amendments to Section 7.1 of the Credit Agreement.  (a) Section 7.1 of the Credit Agreement is hereby amended by deleting the proviso to paragraph (c) of such Section in its entirety.

          (b)   Section 7.1 of the Credit Agreement is hereby amended by deleting paragraph (d) of such Section in its entirety.

          4.     Amendment to Section 7.7 of the Credit Agreement.  Section 7.7 of the Credit Agreement is hereby amended by (a) deleting clause (iii) of paragraph (a) of such Section in its entirety.

          5.     Amendments to Section 8 of the Credit Agreement.  (a) Sections 8(b), (c) and (d) of the Credit Agreement are hereby amended by inserting “or Insight Midwest Holdings” after the words “Loan Party” in the first lines thereof.

          (b)   Sections 8(e), (f) and (h) are of the Credit Agreement are hereby amended by inserting “or Insight Midwest Holdings” after each occurrence of the words “the Borrower or any of its Subsidiaries”.

          6.     Conditions to Effectiveness.  This Fourth Amendment shall be effective on the conditions that (a) the Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower and the Lenders, (b) Insight Midwest Holdings shall have become a party to the Guarantee and Collateral Agreement as a Guarantor pursuant to documentation satisfactory to the Administrative Agent and the Administrative Agent shall have received a satisfactory opinion of counsel with respect to such matters related thereto as it shall have reasonably requested and (c) no Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to this Fourth Amendment.  The date on which all of the above conditions are met shall be the date of effectiveness of this Fourth Amendment (the “Fourth Amendment Effective Date”).

          7.     Representations and Warranties.  In order to induce the Lenders to enter into this Fourth Amendment, the Borrower hereby represents and warrants to the Lenders that the representations and warranties of the Borrower and the other Loan Parties contained in the Loan Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date (after giving effect hereto) as if made on and as of the Fourth Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the “Credit Agreement” in any Loan Document shall be and are deemed to mean the Credit Agreement as amended hereby.

          8.     Applicable Law and Jurisdiction.  This Fourth Amendment has been executed and delivered in New York, New York, and the rights and obligations of the parties hereto shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

          9.     Counterparts.  The parties may execute this Fourth Amendment in counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of a signature page to this Fourth Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

          10.     Successors and Assigns.  This Fourth Amendment shall be binding upon and inure to the benefit of the Borrower and its successors and assigns, and upon the Administrative Agent and the Lenders and their respective successors and assigns.  The execution and delivery of this Fourth Amendment by any Lender prior to the Fourth Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

          11.     Continuing Effect.  Except as expressly amended hereby, the Credit Agreement as amended by this Fourth Amendment shall continue to be and shall remain in full force and effect in accordance with its terms.  This Fourth Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the

Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Fourth Amendment.

          IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

By:

Name:
Title:

CIBC INC., as a Lender

By:

Name:
Title: